EXHIBIT 13.1

12 Greenway Plaza, Suite 1202 Houston, Texas 77046-1289 Phone 713-561-6500 Fax 713-968-7128 Web www.uhy-us.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 10-SB/A of our report dated May 16, 2006 on our audit of the financial statements of Trulite, Inc. for the year ended December 31, 2005, and for the period from inception (July 15, 2004) through December 31, 2004.

Houston, Texas
December 22, 2006